Exhibit 10.6
ALL-INCLUSIVE PURCHASE MONEY NOTE SECURED BY DEED OF TRUST

$2,900,000.00	Irvine, California	November 6, 2009
THIS NOTE CONTAINS A BALLOON PAYMENT
The undersigned, SPT-LAKE ELSINORE HOLDING CO., LLC, a Delaware limited liability company (“Maker"), promises to pay to TSG LITTLE VALLEY, L.P., a California limited partnership (“Payee"), the sum of Two Million Nine Hundred Thousand Dollars ($2,900,000.00), with interest thereon at the rate herein below set forth, commencing on the date hereof.
The amount of this All-Inclusive Purchase Money Note Secured by Deed of Trust (this “Note") includes the unpaid balance of that certain Promissory Note having a Loan Date of April 3, 2006, in the original principal amount of $2,000,000.00, payable to 1st Centennial Bank, a copy of which is attached to this Note and incorporated herein as if fully set forth herein (the “Included Note"). The Included Note is secured by a Deed of Trust dated April 3, 2006 and recorded on April 10, 2006 in the Official Records of Riverside County, California as Instrument No. 2005-0254320. The outstanding principal balance on the Included Note as of November 3, 2009 is approximately $1,750,000. Maker and Payee acknowledge that Payee remains obligated to the Bank on the Included Note. The current payee under the Included Note is the Federal Deposit Insurance Corporation, as receiver for 1st Centennial Bank.
Maker agrees to make payment of interest and principal under this Note to Payee as follows:
Interest on the principal amount of this Note shall bear interest at a rate of twelve percent (12%) per annum until this Note is paid in full. All unpaid principal and interest shall be due and payable in full one (1) year from the date of this Note. Maker reserves the right to pre-pay all principal and accrued interest under this Note at any time without penalty.
Payments shall be in lawful money of the United States, and when received by Payee shall first be applied to accrued interest under this Note, then applied to reduce the principal balance of this Note.
Should payee fail to pay any installments when due upon the Included Note as provided herein, Maker may make such payments directly to payee of the Included Note, and the amount shall be credited to the next following installment or installments due under this Note. Any reduction in the unpaid principal balance or payment of accrued interest of the Included Note, other than by payment thereupon by Payee, such as by payment from an award in eminent domain, or of proceeds of insurance, shall be credited to the unpaid balance and interest hereon in like amount.
Should default be made in the payment by Maker when due, the whole sum of principal and interest shall become immediately due at the option of Payee of this Note.
If action be instituted on this Note, Maker promises to pay such sums as the court may fix as attorneys’ fees. This Note is secured by an All Inclusive Deed of Trust to FIRST AMERICAN TITLE INSURANCE COMPANY, as trustee. Said Deed of Trust states in part as follows:
“In the event the property encumbered by this Deed of Trust, or any part thereof, or any interest therein is sold, agreed to be sold, conveyed or alienated by the Trustor, or by the operation of law or otherwise, all obligations secured by this instrument, irrespective of the maturity dates expressed therein, at the option of Beneficiary and without demand or notice, shall immediately become due and payable in full.”
“In the event, without the express written consent of Beneficiary first obtained, Trustor shall further encumber the property encumbered by this Deed of Trust, or any part thereof, or any interest therein, all obligations secured by this Deed of Trust, irrespective of the maturity dates expressed therein, at the option of Beneficiary, shall immediately become due and payable in full.”
THIS NOTE CONTAINS A BALLOON PAYMENT
IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.
Maker:

SPT-LAKE ELSINORE HOLDING CO., LLC, a Delaware limited liability company
By:	Shopoff Partners,
L.P., a Delaware limited partnership, sole member

By:	Shopoff General Partner, LLC, a Delaware limited
liability company, general partner

By:	Shopoff Properties Trust, Inc., a Maryland
corporation, manager

By:	/s/ William A. Shopoff
William A. Shopoff,
President and CEO

The undersigned Payee agrees to satisfy the Included Note in full prior to the maturity date of this Note and to cause to have recorded a Reconveyance of the Deed of Trust securing the Included Note not later than the payment in full of the principal balance and accrued interest owing on this Note.
TSG-LITTLE VALLEY, L.P., a California limited partnership

By:	PortFolio Partners, Inc., general partner

By:	/s/ Stevan Gromet
Stevan Gromet, President